Exhibit 4.20
EXECUTION VERSION

HARLAND CLARKE HOLDINGS CORP.
AMENDMENT AGREEMENT
This AMENDMENT AGREEMENT, dated as of May 10, 2012 (this "Amendment Agreement"), is entered into by and among Harland Clarke Holdings Corp., a Delaware corporation (the "Borrower"), CA Acquisition Holdings, Inc., a Delaware corporation ("Holdings"), the Subsidiary Co-Borrowers, the Subsidiary Guarantors, the Issuing Bank, the Swingline Lender, the Lenders party hereto and Credit Suisse AG, Cayman Islands Branch ("Credit Suisse"), as administrative agent and collateral agent for the Lenders (in such capacities, the "Agent") and is made with reference to that certain Credit Agreement, dated as of April 4, 2007 (as amended by that certain first amendment dated May 4, 2007, the "Existing Credit Agreement"), entered into by and among the Borrower, the Subsidiary Co-Borrowers, the Lenders party thereto and the Agent and to that certain Guarantee and Collateral Agreement, dated as of May 1, 2007, entered into by and among Holdings, the Borrower, the Subsidiary Guarantors and the Agent. Capitalized terms used herein and not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed to them in the Existing Credit Agreement.

A.    Each existing Lender with outstanding Tranche B Term Loans (an "Existing Tranche B Term Loan Lender") that executes and delivers a signature page to this Amendment Agreement specifically checking the box labeled "Extending Lender" (an "Extending Tranche B Term Loan Lender") will be deemed (x) upon the Amendment Agreement Closing Date (as defined below) to have agreed to the terms of this Amendment Agreement and (y) upon the Second Amendment Effective Date (as defined below) to have (i) irrevocably offered for conversion its Tranche B Term Loans outstanding immediately prior to the Second Amendment Effective Date ("Existing Tranche B Term Loans"), or a portion thereof equal to the amount set forth on Schedule I to such Lender's signature page hereto (such Lender's "Submitted Amount"), into Tranche B-2 Term Loans, (ii) agreed that its Existing Tranche B Term Loans in the amount of its Submitted Amount will be converted into Tranche B-2 Term Loans (such Lender's "Converted Tranche B-2 Amount"), and (iii) agreed that the remainder of its Existing Tranche B Term Loans will be converted into Tranche B-1 Term Loans. Each Extending Lender that executes and delivers a signature page to this Amendment Agreement specifically checking the box labeled "Accepts the Payment" will be deemed to have irrevocably elected to receive its pro rata portion of any prepayment of Tranche B-2 Term Loans described in Section 4.A of this Amendment Agreement (each such Extending Lender, an "Opt-In Lender"). Each Extending Lender that executes and delivers a signature page to this Amendment Agreement specifically checking the box labeled "Rejects the Payment" (or who executes and delivers a signature page to this Amendment Agreement but fails to specifically check the box labeled "Accepts the Payment") will be deemed to have irrevocably elected not to receive its pro rata portion of any prepayment of Tranche B-2 Term Loans described in Section 4.A of this Amendment Agreement. Each Existing Tranche B Term Loan Lender that executes and delivers this Amendment Agreement solely in the capacity as an Existing Tranche B Term Loan Lender and not specifically as an Extending Tranche B Term Loan Lender, as set forth on such Lender's signature page hereto, shall continue its Existing Tranche B Term Loans as Tranche B-1 Term Loans and shall be deemed to have agreed to this Amendment Agreement, but will not be deemed by virtue of such execution and delivery to have agreed to convert any of its Existing Tranche B Term Loans into Tranche B-2 Term Loans.

B.    Any other Lender that executes and delivers a signature page to this Amendment Agreement shall be deemed to have agreed to this Amendment Agreement.
C.    The Required Lenders are willing to effect the amendments set forth herein, and the Extending Tranche B Term Loan Lenders are willing to convert their Existing Tranche B Term Loans into Tranche B-2 Term Loans, in each case, on the terms and subject to the conditions of this Amendment Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	AMENDMENTS
The parties hereto agree that (x) the Existing Credit Agreement (and, to the extent provided in Exhibit A, any exhibits and schedules thereto) shall be amended on the Second Amendment Effective Date such that, on such date, the terms set forth in the composite form of Credit Agreement attached hereto as Exhibit A (the "Amended Credit Agreement") shall replace the terms of the Existing Credit Agreement as in effect immediately prior to the Second Amendment Effective Date; provided, that for purposes of permitting the Borrower to effect the prepayment contemplated by Section 4.A. below, and, in connection therewith, to issue senior secured notes the net proceeds of which would be applied to such prepayment, the amendments to the Existing Credit Agreement set forth in the Amended Credit Agreement which add Sections 2.09(b)(i) and 6.01(b)(xxv) and the definition of "Credit Agreement Refinancing Indebtedness" and modify the definition of "Permitted Collateral Sharing Liens" and Section 2.08 (and any related modifications made to any of the defined terms used in such provisions and definitions) shall be effective on the Amendment Agreement Closing Date; provided, further that prior to the Second Amendment Effective Date the term "Tranche B-2 Term Loans" shall mean the Submitted Amount of all Existing Tranche B Term Loans of Extending Tranche B Term Loan Lenders, and "Tranche B-1 Term Loans" shall mean all Existing Tranche B Term Loans other than such Tranche B-2 Term Loans and (y) the Guarantee and Collateral Agreement shall be amended on the Second Amendment Effective Date such that, on such date, the terms set forth in the composite form of Guarantee and Collateral Agreement hereto as Exhibit B (the "Amended Guarantee and Collateral Agreement" and, together with the Amended Credit Agreement, the "Amended Loan Documents") shall replace the terms of the Guarantee and Collateral Agreement as in effect immediately prior to the Second Amendment Effective Date.

SECTION 2.	REPRESENTATIONS AND WARRANTIES

A.Organization.

Each Loan Party has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into this Amendment Agreement.
B.    Due Authorization, Non-Contravention, etc.

The execution, delivery and performance by each Loan Party of this Amendment Agreement have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party charter documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

C.    Validity, etc.

This Amendment Agreement constitutes the legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

D.    Credit Agreement Representations.

The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the Amendment Agreement Closing Date except (x) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date and (y) to the extent any such representation and warranty is qualified as to "materiality" or "Material Adverse Effect", in which case such representations and warranties shall be true and correct in all respects.

SECTION 3.	CONDITIONS TO AMENDMENT AGREEMENT CLOSING DATE.

The effectiveness of this Amendment Agreement (including the amendments to the Existing Credit Agreement contemplated by the proviso to Section 1 above, but not the other amendments contemplated by Section 1 above the effectiveness of which is also subject to Section 4 below), is subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the "Amendment Agreement Closing Date"):
A.Due Execution and Delivery.

Counterparts of this Amendment Agreement, duly executed by the Loan Parties, the Agent, the Issuing Bank, the Swingline Lender, the Lenders who comprise the Required Lenders and Extending Tranche B Term Loan Lenders representing an amount of Existing Tranche B Term Loans acceptable to the Borrower (but in no event less than fifty percent (50%) of the Tranche B Term Loans), shall have been delivered to the Agent.
B.Legal Opinions.

The Agent shall have received executed legal opinions from (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Co-Borrowers and Holdings, (ii) Troutman Sanders LLP, local Georgia counsel, and (iii) Schwabe Williamson & Wyatt, local Oregon counsel, in each case as to such matters as are reasonably required by the Agent (but excluding opinions relating to Mortgaged Properties), which opinions shall be reasonably satisfactory to the Agent.
Each Lender that submits an executed counterpart to this Amendment Agreement acknowledges and agrees that such submission is irrevocable in the absence of a modification to the terms and conditions of this Amendment Agreement (including Exhibit A hereto), in each case, that is (x) made after the submission of such Lender's executed counterpart and (y) materially adverse to the Lenders.

SECTION 4.	CONDITIONS TO SECOND AMENDMENT EFFECTIVE DATE.

The effectiveness of the amendments to the Existing Credit Agreement and the Guarantee and Collateral Agreement contemplated by Section 1 above (other than those contemplated by the proviso to Section 1 above which shall become effective on the Amendment Agreement Closing Date) is subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the "Second Amendment Effective Date"):

A.Prepayment of Tranche B -2 Term Loans.

On or prior to the date that is ninety (90) days (or such longer period as may be agreed in writing by the Extending Tranche B Lenders having more than 50% of the aggregate Submitted Amount of all Extending Tranche B Lenders) after the Amendment Agreement Closing Date, and concurrently with the conversion of the Submitted Amounts of Tranche B Term Loans of Extending Tranche B Term Loan Lenders into Tranche B-2 Term Loans, the Borrower shall prepay an aggregate principal amount equal to thirty percent (30%) of the aggregate principal amount of Tranche B-2 Term Loans of Opt-In Lenders outstanding on the Second Amendment Effective Date (after giving effect to such conversion) in accordance with Section 2.08 or 2.09, as applicable, of the Amended Credit Agreement.

B.Fees and Expenses.

The Agent shall have received (i) on behalf of each Lender who has executed this Amendment Agreement, a nonrefundable amendment fee equal to 0.05% of the sum of such Lender's Revolving Credit Commitment (whether used or unused) and outstanding Term Loans as of the Second Amendment Effective Date (provided that such amendment fee payable in respect of an Extending Tranche B Lender's Term Loans shall be determined (x) by treating such Lender's Submitted Amount on an as-converted basis and (y) after giving effect to the prepayment of Tranche B-2 Term Loans required under Section 4.A above), which fee shall be fully earned and payable upon the Second Amendment Effective Date, (ii) on behalf of each Lender who has executed this Amendment Agreement as an Extending Tranche B Term Loan Lender, a nonrefundable extension fee equal to 0.20% of the sum of such Lender's Term Loan Converted Tranche B-2 Amount after giving effect to the prepayment of Tranche B-2 Term Loans required under Section 4.A above, which fee shall be fully earned and payable upon the Second Amendment Effective Date, (iii) the fees payable to the joint lead arrangers pursuant to that certain Engagement Letter dated as of May 1, 2012 between the Borrower and Credit Suisse and (iv) to the extent invoiced before the Second Amendment Effective Date, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (including all reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel to the Agent), incurred in connection with this Amendment Agreement.
C.No Default.

No Default or Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment Agreement and the occurrence of the Second Amendment Effective Date.
Notwithstanding anything herein to the contrary, if the Borrower has not elected to satisfy the conditions set forth in this Section 4 by the time specified in Section 4.A., then the amendments referred to in this Section 4 shall not become effective and the fees set forth in clauses (i), (ii) and (iii) of Section 4.B shall not be payable.

SECTION 5.	POST-EFFECTIVE DATE COVENANTS

The Loan Parties shall deliver, or cause to be delivered, to the Agent no later than the date occurring ninety (90) days after the Second Amendment Effective Date (or such later date as may be acceptable to the Agent in its reasonable discretion), to the extent determined by the Agent to be reasonably necessary or desirable, each of the following items:
(i)to the extent necessary, fully executed and notarized mortgage modifications (each, a "Mortgage Modification"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each applicable Mortgaged Property;

(ii)an opinion of counsel (which counsel shall be reasonably satisfactory to the Agent) in each state in which a Mortgaged Property for which a Mortgage Modification is required, is located with respect to the enforceability of such Mortgage as modified by the form of Mortgage Modification to be recorded in such state with respect to the Mortgaged Properties located therein and such other matters as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent; and

(iii)In the Agent's sole discretion, either (a) with respect to the lender's title insurance policy insuring each Mortgaged Property for which a Mortgage Modification is required, a mortgage modification endorsement with respect to such Mortgaged Property, executed by a title company reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent, insuring that the validity, enforceability and priority of the applicable mortgage, and the effectiveness of such title policy, shall remain unchanged following recordation of the related Mortgage Modification or (b) a title search conducted by a title company reasonably acceptable to the Agent with respect to each applicable Mortgaged Property.

SECTION 6.ACKNOWLEDGEMENT AND CONSENT

Holdings and each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and the Guarantee and Collateral Agreement and this Amendment Agreement and consents to the amendment of the Existing Credit Agreement and the Guarantee and Collateral Agreement effected pursuant to this Amendment Agreement. Holdings and each Subsidiary Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the Loan Documents, as amended by this Amendment Agreement, the payment and performance of all "Obligations" under each of the Loan Documents to which is a party (as each such term is defined in the applicable Loan Document).
Holdings and each Subsidiary Guarantor acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment Agreement.
Holdings and each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment Agreement, the consent of Holdings and the Subsidiary Guarantors are not required by the terms of the Existing Credit Agreement or any other Loan Document for the amendments to the Existing Credit Agreement or the Guarantee and Collateral Agreement effected pursuant to this Amendment Agreement and (ii) nothing in the Existing Credit Agreement, the

Guarantee and Collateral Agreement, this Amendment Agreement or any other Loan Document shall be deemed to require the consent of Holdings or such Subsidiary Guarantor, as the case may be, to any future amendments to the Existing Credit Agreement, the Guarantee and Collateral Agreement or any Amended Loan Document.

SECTION 7.	MISCELLANEOUS

A.Binding Effect

This Amendment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of the Lenders and their respective successors and assigns.
B.    Severability

Any provision of this Amendment Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
C.    Reference to Credit Agreement and Guarantee and Collateral Agreement

On and after the Amendment Agreement Closing Date, each reference in the Existing Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof," or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment Agreement. On and after the Amendment Agreement Closing Date, each reference in the Guarantee and Collateral Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to the "Guarantee and Collateral Agreement," "thereunder," "thereof," or words of like import referring to the Guarantee and Collateral Agreement shall mean and be a reference to the Guarantee and Collateral Agreement as amended by this Amendment Agreement.
D.    Effect on Credit Agreement and other Loan Documents

Except as specifically amended by this Amendment Agreement, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
E.    Execution

The execution, delivery and performance of this Amendment Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents.
F.    Headings

The various headings of this Amendment Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment Agreement or any provisions hereof.

G.    APPLICABLE LAW

THIS AMENDMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
H.    Counterparts

This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
I.    Loan Document

This Amendment Agreement is a Loan Document.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
HARLAND CLARKE HOLDINGS CORP.

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
Financial Officer

CA ACQUISITION HOLDINGS, INC.

By:     /s/ Paul G. Savas
Name:    Paul G. Savas
Title:    Executive Vice President and Chief
Financial Officer

CHECKS IN THE MAIL, INC.

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
Financial Officer

SCANTRON CORPORATION

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
Financial Officer

HARLAND CLARKE CORP.

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
    Financial Officer

HARLAND FINANCIAL SOLUTIONS, INC.

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
    Financial Officer

JOHN H. HARLAND COMPANY OF PUERTO RICO

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
    Financial Officer

HFS SCANTRON HOLDINGS CORP.

By:    /s/ Peter A. Fera, Jr.
Name:    Peter A. Fera, Jr.
Title:    Executive Vice President and Chief
    Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent

By:	/s/ Robert Hetu

Name:	Robert Hetu

Title:	Managing Director

By:	/s/ Patrick Freytag

Name:	Patrick Freytag

Title:	Associate

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Issuing Bank and Swingline Lender

By:	/s/ Robert Hetu

Name:	Robert Hetu

Title:	Managing Director

By:	/s/ Patrick Freytag

Name:	Patrick Freytag

Title:	Associate

LENDER:
_________________________________________
(Name of Lender)
By:     _________________________________________
Name:
Title:

For any Lender requiring a second signature line:

By:     _________________________________________
Name:
Title:

The above-referenced institution is executing this signature page in the capacity indicated by the box or boxes checked below:1

☐	Consenting Lender: agrees to the terms of the Amendment Agreement and the Amended Credit Agreement and elects not to convert its Existing Tranche B Term Loans, if any, into Tranche B-2 Term Loans.
OR

☐
Extending Lender:    agrees to the terms of the Amendment Agreement and the Amended Credit Agreement and elects to convert its Existing Tranche B Term Loans (in each case, in the amounts and for the Loans and Commitments as set forth on Schedule I below) into Tranche B-2 Term Loans, as applicable, on the Second Amendment Effective Date, subject to the terms of the Amendment Agreement.

The Extending Lender named above hereby irrevocably accepts or rejects ALL (but not less than ALL) the prepayment referenced in Section 4.A of the Amendment Agreement.²
☐    Accepts the Payment
☐    Rejects the Payment
__________________________
1A Lender who executes this signature page but does not specifically check the box “Consenting Lender” or “ Extending Lender” below shall be deemed to have agreed to the Amendment Agreement as a Consenting Lender.
2A Lender's failure to indicate either acceptance or rejection of the prepayment will be deemed a rejection of the total amount of such prepayment.

Schedule I3
PLEASE NOTE THAT THE AMOUNTS SET FORTH BELOW FOR CURRENT AMOUNTS HELD MUST BE CONSISTENT WITH THE AMOUNT IN THE REGISTER MAINTAINED BY THE AGENT. If more than one Lender is listed on the signature page, please fill in the following information for each Lender listed on the signature page.
TERM LOANS

Lender Name	Amount ($) Held of Existing Tranche B Term Loans	Submitted Amount ($) of Existing Tranche B Term Loans Offered for Conversion into Tranche B-2 Term Loans

__________________________

3If any Lender's Submitted Amount is greater than the amount of Tranche B Term Loans of such Lender recorded in the Agent's Register, such Lender shall be deemed to have offered for conversion all of its Tranche B Term Loans into Tranche B-2 Term Loans.